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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement of Urohealth Systems, Inc. on Form S-4 of our report dated May 9, 1997 on our audits of the financial statements of Microsurge, Inc. as of March 31, 1997 and 1996 and for the year ended March 31, 1997, the nine months ended March 31, 1996 and the year ended December 31, 1995 (not separately included herein). We also consent to the reference to our firm under the caption "Experts."

                                          /s/ COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
August 19, 1997